UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 13, 2018

Menlo Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
200 Cardinal Way, 2nd Floor
Redwood City, California 94063
(Address of principal executive offices, including ZIP code)
(650) 486-1416
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Menlo Therapeutics Inc. (the “Company”) approved the following base salaries for the Company’s executive officers, effective January 1, 2018.

Name	Title	Base Salary ($)
Steven Basta	President & Chief Executive Officer	580,000
Kristine Ball	Senior Vice President, Corporate Strategy and Chief Financial Officer	400,000
Paul Kwon, M.D.	Chief Medical Officer	400,000

In addition, the Compensation Committee approved of the annual perform bonus program targets for Mr. Basta, Ms. Ball and Dr. Kwon. Mr. Basta’s target bonus is 55% of his annual base salary. Ms. Ball’s and Dr. Kwon’s target bonus is 40% of their annual base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2018	Menlo Therapeutics Inc.

/s/Steven Basta
Steven Basta
President and Chief Executive Officer